Exhibit 99.3

Combined Abbreviated Financial Statements

DIVX
(a business of Rovi Corporation)

December 31, 2013

DIVX
(a business of Rovi Corporation)

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of

Rovi Corporation and Subsidiaries

We have audited the accompanying combined abbreviated financial statements of DivX, a business of Rovi Corporation and subsidiaries, which comprise the combined statement of assets acquired and liabilities assumed as of December 31, 2013, and the related combined statement of net revenues and direct operating expenses for the year then ended, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of assets acquired and liabilities assumed of DivX at December 31, 2013, and the combined statement of net revenues and direct operating expenses for the year then ended in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in Note 1, the combined abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of DivX’s assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

/s/Ernst & Young LLP

Los Angeles, CA

June 29, 2015

DIVX
(a business of Rovi Corporation)

COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

December 31, 2013
ASSETS ACQUIRED
Current assets:
Accounts receivable, net	$5,201
Taxes receivable	4,408
Prepaid expenses and other current assets	456
Total current assets	10,065
Property and equipment, net	750
Intangible assets, net	94,619
Other assets	385
Total assets acquired	$105,819

LIABILITIES ASSUMED
Current liabilities:
Accounts payable and accrued expenses	$3,761
Current portion of deferred revenue	1,774
Total current liabilities	5,535
Long-term liabilities	108
Total liabilities assumed	$5,643

NET ASSETS ACQUIRED AND LIABILITIES ASSUMED	$100,176

The accompanying notes are an integral part of these Combined Abbreviated Financial Statements.

DIVX
(a business of Rovi Corporation)

COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
(In thousands)

Year Ended
December 31, 2013
Net revenue	$73,068
Direct operating expenses:
Cost of net revenue, excluding amortization of intangible assets	14,484
Research and development	22,221
Selling, general and administrative	12,897
Depreciation	430
Amortization of intangible assets	21,516
Impairment of goodwill	49,230
Impairment of intangible assets	15,650
Total direct operating expenses	136,428
Direct operating expenses in excess of net revenue	$(63,360)

The accompanying notes are an integral part of these Combined Abbreviated Financial Statements.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS

(1)    Basis of Presentation

Description of Business

Rovi Corporation, a Delaware Corporation, and its subsidiaries (collectively “Rovi”) are focused on powering the discovery and personalization of digital entertainment.  DivX (“DivX”), a business of Rovi, is focused on improving the way consumers experience video media.

On March 31, 2014, Rovi sold its DivX business for $52.5 million in cash, plus up to $22.5 million in additional payments based on the achievement of certain revenue milestones over the three year period following the acquisition.

Basis of Presentation

The Combined Statement of Assets Acquired and Liabilities Assumed and the related Combined Statement of Net Revenues and Direct Operating Expenses of DivX were derived from Rovi's historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States ("US GAAP").  The Combined Abbreviated Financial Statements are not intended to be a complete presentation of the financial position or results of operations as if the DivX business had operated as a stand-alone entity during the period presented and are not necessarily indicative of the financial position or results of operations that would have been achieved if DivX had operated as a separate, stand-alone entity as of or for the period presented nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below. Certain centrally provided services, corporate functions, and other areas which are shared by the DivX business are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X.  Such centrally provided service costs include, but are not limited to, certain marketing, finance, legal, information technology and human resources services. As such, it is not possible to provide a meaningful allocation of corporate, interest or tax expenses and only costs directly related to the revenue-generating activities of DivX are included in these Combined Abbreviated Financial Statements.

The Combined Statement of Assets Acquired and Liabilities Assumed includes only the specific assets and liabilities related to DivX that were acquired by PCF Number 1, Inc. in accordance with the definitive agreements, which includes assets and liabilities exclusively related to or used in the DivX business. The Combined Statement of Net Revenues and Direct Operating Expenses includes the net revenues and direct operating expenses directly attributable to the generation of those revenues. The Combined Statement of Net Revenues and Direct Operating Expenses exclude the cost of general corporate activities, corporate level overhead, interest expense and income taxes.  Cost of revenues consists primarily of royalty expense.  Research and development expenses are comprised primarily of employee compensation and benefits and consulting costs.  Selling, general and administrative expenses are comprised primarily of employee compensation and benefits, travel, advertising, event marketing and facilities costs.  Had the DivX business existed as a separate, stand-alone entity, its financial position and results of operations may have differed materially from those included in the Combined Abbreviated Financial Statements.  In addition, future results of operations and financial position could differ materially from the historical results presented.

A combined statement of cash flows and a combined statement of equity are not presented as all of the cash flow requirements of DivX were funded by Rovi, and cash management functions were not performed at the DivX level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as DivX did not maintain cash balances of that nature.

All material intercompany balances and transactions between the entities that comprised the DivX business have been eliminated.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and reported results of operations during the reporting period. On an ongoing basis,  management evaluates its estimates, including those related to revenue recognition, goodwill and intangible asset impairment, equity-based compensation and allowances for doubtful accounts. Actual results could differ materially from those estimates.

Allowance for Doubtful Accounts

DivX maintains an allowance for doubtful accounts to reserve for potentially uncollectible trade receivables. DivX reviews its trade receivables by aging category to identify significant customers with collection issues. For accounts not specifically identified, DivX provides reserves based on historical bad debt loss experience.

Concentration of Risk and Major Customers

Financial instruments that potentially subject DivX to a concentration of credit risk principally consist of trade receivables. At December 31, 2013, 39% of gross accounts receivable was due from one customer.

For the year ended December 31, 2013, two customers represented 10% or more of DivX’s revenue.  Those customers represented 21% and 16% of revenue, respectively.

Fair Value

Carrying amounts of certain of DivX’s financial instruments, including accounts receivable and accounts payable, approximate their fair value because of their short maturities. The Company uses three levels of inputs to measure fair value:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or valuations in which all significant inputs are observable or can be obtained from observable market data.

Level 3. Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of assets or liabilities.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. Computer equipment and software are depreciated over three years. Furniture and fixtures are depreciated over five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the assets’ useful life or lease term.

Software Development Costs

Capitalization of software development costs begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate or when alternative future use exists. As of December 31, 2013, software development costs incurred between completion of a working prototype and general availability of the related product have not been material and have not been capitalized.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

Goodwill and Other Intangible Assets

Goodwill is reviewed for impairment annually, or more frequently, if facts and circumstances warrant a review. The provisions require DivX to first assess qualitative factors to determine whether events or circumstances lead to the determination that the fair value of a reporting unit is less than its carrying value. If, after assessing the totality of events or circumstances, DivX determines it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then DivX performs the two-step impairment test. In the first step of the two-step impairment test, the fair value of each reporting unit is compared to its carrying amount. If the fair value exceeds the carrying amount, goodwill is not impaired and no further testing is performed. The second step is performed if the carrying amount exceeds the reporting unit’s fair value. The implied fair value of the reporting unit’s goodwill must be determined and compared to the carrying amount of the goodwill. If the carrying amount of a reporting unit’s goodwill exceeds its implied fair value, an impairment loss equal to the difference is recorded.

Intangible assets with finite lives are amortized over their estimated useful life, generally six to ten years, and reviewed for impairment when events and circumstances indicate that the intangible asset might be impaired.

Impairment of Long-Lived Assets, Excluding Goodwill

DivX records impairment losses on long-lived assets, excluding goodwill, used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If required, the impairment recognized is the difference between the fair value of the asset and its carrying amount.

Revenue Recognition

DivX recognizes revenue when the following conditions are met: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable and (iv) collection is reasonably assured.

Revenue arrangements with multiple deliverables are divided into separate units of accounting when the delivered item has value to the customer on a stand-alone basis. DivX allocates the total consideration among the various elements based on their relative selling price using vendor specific objective evidence (“VSOE”) of selling price, if it exists; otherwise selling price is determined based on third-party evidence (“TPE”). If neither VSOE nor TPE exist, DivX uses its best estimate of selling price (“BESP”) to allocate the arrangement consideration. The allocation of value may impact the amount and timing of revenue recorded in net revenue during a given period.

DivX accounts for cash consideration (such as sales incentives) that it gives to its customers or resellers as a reduction of revenue, rather than as an operating expense unless DivX receives a benefit that is separate from the customer’s purchase from DivX and for which it can reasonably estimate the fair value.

Amounts for fees collected relating to arrangements where revenue cannot be recognized are reflected as deferred revenue and recognized when the applicable revenue recognition criteria are satisfied.

DivX generally licenses its codecs for a per unit fee or an annual fee. DivX’s recognition of revenues from per-unit license fees is based on units reported shipped by the manufacturer. Consumer Electronics (“CE”) manufacturers normally report their unit shipments to DivX in the quarter immediately following that of actual shipment by the manufacturer. Revenues from annual or other license fees are recognized based on the specific terms of the license arrangement. For instance, some of DivX’s large CE licensees have entered into agreements for which they have the right to ship an unlimited number of units over a specified term for a flat fee. DivX records the fees associated with these arrangements on a straight-line basis over the specified term. In addition, DivX enters into agreements in which the licensee pays DivX a one-time fee for a perpetual license to its technology. Provided that collectability is reasonably assured, DivX records revenue related to these agreements when the agreement is executed as DivX has no continuing obligation and the amounts are fixed and determinable.

Taxes Collected from Customers

DivX presents taxes collected from customers and remitted to governmental authorities on a net basis.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

Research and Development Costs

Expenditures for research and development are expensed as incurred.

Advertising Costs

DivX expenses all advertising costs as incurred and classifies these costs under selling, general and administrative expense. Advertising costs were $1.2 million for the year ended December 31, 2013.

Equity-Based Compensation

Equity-based compensation cost is measured at the grant date based on the fair value of the award. DivX recognizes compensation costs for awards that are expected to vest, on a straight-line basis, over the requisite service period of the award.

Defined Contribution Plan

Rovi sponsors a 401(k) for its employees.  For the year ended December 31, 2013, DivX recorded $0.4 million in expenses related to this plan.

      Foreign Currency Translation

The translation of foreign operations with a functional currency other than the United States Dollar is performed for asset and liability accounts using current exchange rates in effect at the Combined Statement of Assets Acquired and Liabilities Assumed date and for revenues and directing operating expense accounts using an average exchange rate for the period.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board amended its existing accounting standards for revenue recognition. The amendments provide enhancements to the quality and consistency of how revenue is recognized while also improving comparability between the financial statements of companies applying US GAAP and International Financial Reporting Standards. The core principle of the amended standard is for an entity to recognize revenue to depict the transfer of promised goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments will be effective for the DivX in the first quarter of 2017 and may be applied on a full retrospective or modified retrospective approach. Early adoption is not permitted. DivX is currently evaluating the impact these transition alternatives and amendments will have on its Combined Abbreviated Financial Statements.

(3)    Selected Balance Sheet Accounts

Receivables

Receivables consist of the following (in thousands):

December 31, 2013
Accounts receivable	$5,600
Allowance for doubtful accounts	(399)
Accounts receivable, net	$5,201

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

Property and Equipment

Property and equipment consist of the following (in thousands):

December 31, 2013
Computer software and equipmnet	$1,459
Leasehold improvements	1,512
Furniture and fixtures	875
3,846
Less accumulated depreciation and amortization	(3,096)
Property and equipment, net	$750

(4)   Goodwill and Other Intangible Assets

Goodwill

DivX assesses its goodwill for impairment annually as of October 1, or more frequently if circumstances indicate impairment may have occurred. To accomplish this, DivX estimates the fair value of its reporting units using a discounted cash flow approach and / or a market approach and compares it to the carrying amount of the reporting units at the date of the impairment analysis.

Goodwill information is as follows (in thousands):

Balance at January 1, 2013	$49,230
Impairment	(49,230)
Balance at December 31, 2013	$-

Intangible Assets

The following table summarizes intangible assets (in thousands):

	December 31, 2013
		Accumulated
	Gross Costs	Amortization and Impairment	Net
Contracts	$94,400	$(45,436)	$48,964
Technology and Patents	76,000	(37,370)	38,630
Trademarks	11,200	(4,175)	7,025
Finite-lived intangible assets	$181,600	$(86,981)	$94,619

Amortization expense was $21.5 million for the year ended December 31, 2013.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

The following table summarizes the estimated amortization expense through the year 2018 and thereafter (in thousands):

2014	$16,442
2015	15,460
2016	14,748
2017	14,239
2018	6,734
Thereafter	26,996
Total amortization expense	$94,619

Impairment of Goodwill and Intangible Assets

During the fourth quarter of 2013, Rovi made a determination that it would pursue selling its DivX business. Rovi reclassified DivX’s assets and liabilities as held for sale as of December 31, 2013. In connection with classifying the assets and liabilities as held for sale, impairment charges of $49.2 million and $15.7 million were recorded in the fourth quarter of 2013 to reduce the carrying amount of DivX’s goodwill and intangible assets, respectively, to fair value less estimated cost to sell. Fair value was primarily based on initial indications of interest Rovi received from potential buyers.   The estimated fair value of goodwill and intangible assets are classified as Level 3 measurements within the fair value hierarchy.

(5) Equity Based Compensation

DivX employees participate in Rovi’s equity incentive plans.  For the year ended December 31, 2013, DivX recorded $4.2 million of equity-based compensation, reflecting Rovi’s cost related to DivX employees.  Below is a description of Rovi’s equity incentive plans.

Stock Options Plans

Rovi’s equity plans provide for the grant of stock options, restricted stock awards, restricted stock units and similar types of equity awards by Rovi to employees, officers, directors and consultants of Rovi. Options grants generally have vesting periods of four years where one quarter of the grant vests at the end of the first year, and the remainder vests monthly. Options grants generally have a contractual term of seven years.

Restricted stock award and restricted stock unit grants generally vest annually over four years. Restricted stock awards are considered outstanding at the time of the grant, as the stockholders are entitled to voting rights. Rovi also grants performance based restricted stock awards.  The vesting of these performance shares is primarily contingent upon meeting defined levels of achievement of financial results.

Employee Stock Purchase Plan

Rovi’s employee stock purchase plan (“ESPP”) allows eligible employee participants to purchase shares of the Rovi’s common stock at a discount through payroll deductions. The ESPP consists of a twenty-four month offering period with four six-month purchase periods in each offering period. Employees purchase shares in each purchase period at 85% of the market value of Rovi’s common stock at either the beginning of the offering period or the end of the purchase period, whichever price is lower.

Valuation and Assumptions

Rovi uses the Black-Scholes option pricing model to determine the fair value of stock options and employee stock purchase plan shares. The fair value of equity-based payment awards on the date of grant is determined by an option-pricing model using a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Rovi determines the fair value of its restricted stock grants as the difference between the market value on the date of grant less the exercise price.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

Estimated volatility of Rovi’s common stock for new grants is determined by using a combination of historical volatility and implied volatility in market traded options. When historical data is available and relevant, the expected term of options granted is determined by calculating the average term from historical stock option exercise experience. When there is insufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term due to changes in the terms of option grants, Rovi uses the “simplified method” as permitted under Staff Accounting Bulletin No. 110. For options granted after July 15, 2008, Rovi changed its standard vesting terms from three to four years and its contractual term from five to seven years. For the period from July 15, 2008 to June 30, 2012, Rovi did not have sufficient data for options with four year vesting terms and seven year contractual life and used the simplified method to calculate the expected term. The risk-free interest rate used in the option valuation model is from U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options. Rovi does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in the option pricing model. In accordance with ASC Topic 718, Compensation – Stock Compensation, Rovi estimates forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. Rovi uses historical data to estimate pre-vesting option forfeitures and records equity-based compensation expense only for those awards that are expected to vest.  The assumptions used to value equity-based payments for the year ended December 31, 2013, are as follows:

Option Plans:
Dividends	0%
Expected term	4.0 years
Risk free interest rate	0.7%
Volatility rate	46%
ESPP Plan:
Dividends	0%
Expected term	1.3 years
Risk free interest rate	0.2%
Volatility rate	47%

(6) Commitments and Contingencies

Leases

DivX leases its facilities and certain equipment pursuant to noncancelable operating lease agreements expiring through 2017.  DivX records rent expense on a straight-line basis based on the lease terms.  Allowances from lessors for tenant improvements have been included in the straight-line rent expense for applicable locations. Tenant improvements are capitalized and depreciated over the lesser of the useful lives of the assets and the remaining term of the applicable lease.

Future minimum lease payments pursuant to these leases as of December 31, 2013 were as follows (in thousands):

2014	$658
2015	81
2016	79
2017	20
Total future minimum lease payments	$838

Rent expense was $1.3 million for the year ended December 31, 2013 and is included in selling, general and administrative expenses in the Combined Statement of Net Revenue and Direct Operating Expenses.

DIVX
(a business of Rovi Corporation)

NOTES TO THE COMBINED ABBREVIATED FINANCIAL STATEMENTS (continued)

Legal Proceedings

DivX is party to various legal actions, claims and proceedings as well as other actions, claims and proceedings incidental to its business. DivX has established loss provisions only for matters in which losses are probable and can be reasonably estimated. Some of the matters pending against DivX involve potential compensatory, punitive or treble damage claims, or sanctions, that if granted, could require DivX to pay damages or make other expenditures in amounts that could have a material adverse effect on its financial position or results of operations. As of December 31, 2013, management does not believe any litigation matters against it, individually or in the aggregate, are expected to have a material adverse effect on the DivX's financial position, results of operations or cash flows.

(7)     Subsequent Events

On January 30, 2015, NeuLion, Inc. (“NeuLion”) acquired the DivX business for approximately $62.5 million, consisting of $37.5 million in shares of NeuLion common stock and a $25 million two-year convertible note, subject to working capital adjustments. Upon closing, NeuLion issued 35,890,216 shares of common stock at a set price of $1.045 per share.

Subsequent events have been evaluated through June 29, 2015, the date the Combined Abbreviated Financial Statements were issued.